        As filed with the Securities and Exchange Commission on October 3, 1996.
                                                      Registration No. 333-_____
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                    ________________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                    ________________________________________

                            FRONTIER AIRLINES, INC.
            (Exact name of registrant as specified in its charter)

          Colorado                                             84-1256945
----------------------------                                   -----------
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)

                12015 East 46th Avenue, Denver, CO  80239 (303)
                ------------------------------------------------
             (Address of Registrant's principal executive offices)

                            FRONTIER AIRLINES, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN
                            (Full title of the plan)

                                 Arthur T. Voss
                            Frontier Airlines, Inc.
                             12015 East 46th Avenue
                            Denver, Colorado  80239
                                 (303) 371-7400
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
                                       Proposed Maxi-   Proposed Maxi-
 Title of Securities    Amount to Be    mum Offering    mum Aggregate      Amount of
  to be Registered       Registered    Price Per Share  Offering Price  Registration Fee
----------------------------------------------------------------------------------------
    Common Stock       184,959 Shares      $6.90*       $1,276,217.10*     $440.07
----------------------------------------------------------------------------------------
*    Determined solely for the purpose of calculating the registration fee based on the closing bid price of shares of the Common Stock on the Nasdaq
     SmallCap Market on October 1, 1996.
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

         Frontier Airlines, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996;

         (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996; and

         (c) A description of the Company's Common Stock as contained in the Company's Registration Statement on Form 8-A as declared effective by the Securities and Exchange Commission on May 19, 1994.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, which documents shall be deemed incorporated by reference in this Registration Statement as a part hereof from the date of filing such documents until a post-effective amendment to this Registration Statement is filed which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold.

Item 4.  DESCRIPTION OF SECURITIES
         -------------------------

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

         The Company's Bylaws require the Company to indemnify, to the fullest extent authorized by applicable law, any person who is or is threatened to be made a party to any civil, criminal, administrative, investigative, or other action or proceeding instituted or threatened by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer or another corporation, partnership, joint venture, trust or other enterprise.

          The Company's Articles of Incorporation provide that, to the fullest extent permitted by the Colorado Business Corporation Act, directors and officers of the Company shall not be liable to the Company or any of its shareholders for damages caused by a breach of a fiduciary duty by such directors or officers.

          Section 7-109 of the Colorado Business Corporation Act authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement and reasonably incurred in connection with any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in the or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director also had no reasonable cause to believe his conduct was unlawful.

         The above discussion of the Company's Articles of Incorporation, Bylaws and the Colorado Business Corporation Act is only a summary and is qualified in its entirety by the full text of each of the foregoing.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

         Not Applicable.

Item 8.  EXHIBITS
         --------

         4.1  Articles of Incorporation of the Company (1)

         4.2  Bylaws of the Company(1)

         5.1* Opinion of Parcel, Mauro, Hultin & Spaanstra, P.C. as to the legality of the Company's Common Stock being registered.

         23.1*  Consent of KPMG Peat Marwick LLP.
_______

         *  Filed herewith.

         (1) Exhibits 4.1 and 4.2 are incorporated by reference from Exhibits
3.1 and 3.2, respectively, to the Company's Registration Statement on Form SB-2, Registration No. 33-77790.


Item 9.  UNDERTAKINGS
         ------------

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) to include any additional or changed material information on the plan of distribution.

         (2) That, for the purpose of determining any liability under the Securities Act each post-effective amendment shall be treated as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be treated as the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on September 26, 1996.

                                         FRONTIER AIRLINES, INC.


                                         By:   /s/ Samuel D. Addoms
                                            ----------------------------------
                                            Samuel D. Addoms
                                            Principal Executive Officer and
                                            Principal Financial Officer


                                         By:   /s/ Elissa A. Potucek
                                            ----------------------------------
                                            Elissa A. Potucek
                                            Controller and Principal
                                            Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:      September 26, 1996            By:   /s/ Samuel D. Addoms
                                            -----------------------------------
                                            Samuel D. Addoms, Director


Date:      September 23, 1996            By:   /s/ D. Dale Browning
                                            -----------------------------------
                                            D. Dale Browning, Director


Date:     September 26, 1996             By:   /s/ Paul Stephen Dempsey
                                            -----------------------------------
                                            Paul Stephen Dempsey, Director


Date:     September 26, 1996             By:   /s/ William B. McNamara
                                            -----------------------------------
                                            William B. McNamara, Director


Date:     September 25, 1996             By:   /s/ B. LaRae Orullian
                                            -----------------------------------
                                            B. LaRae Orullian, Director